Exhibit 99

Coldwater Creek Inc
One Coldwater Creek Drive
Sandpoint, Idaho 83864

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

April 25, 2002

Ladies and Gentlemen:

This letter will confirm that Coldwater Creek Inc. (the “Company”) has received a letter from Arthur Andersen LLP (“Arthur Andersen”) representing that the audit of the Company’s consolidated financials statements for the fiscal year ended March 2, 2002 was subject to Arthur Andersen’s quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Arthur Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen is not relevant to this audit.

Very truly yours,

/S/    DENNIS C. PENCE

Dennis C. Pence
Chairman of the Board of Directors
(Principal Financial and Accounting Officer)

/S/    GEORGIA SHONK-SIMMONS

Georgia Shonk-Simmons
President and Chief Executive Officer